UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2019
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2019, Tempur Sealy International, Inc. (the “Company”) and Tempur Sealy Receivables, LLC (the “Borrower”) entered into an amendment (the “Amendment”) to the Credit and Security Agreement (the “Credit Agreement”) dated as of April 12, 2017, with Wells Fargo Bank, National Association as lender (the “Lender”). The Borrower is a wholly owned special purpose subsidiary of Tempur-Pedic North America, LLC (“TPNA”). The Amendment extends the maturity date of the Credit Agreement to April 6, 2021. The Credit Agreement was filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K dated April 18, 2017. Except for the maturity date extension, the material terms and conditions of the Credit Agreement as amended by the Amendment and the related loan documents, including the receivables sales agreements between TPNA, as seller and contributor, and the Borrower as purchaser and contributee, and between Sealy Mattress Manufacturing Company, LLC, as seller, and TPNA, as purchaser (together, the “RSAs”) are substantially similar to the existing Credit Agreement and RSAs. Certain rights under the RSAs, along with other assets, continue to secure the obligations of the Borrower under the Credit Agreement.

The Credit Agreement provides for revolving loans (the “Loans”) to be made from time to time by the Lender to the Borrower in a maximum amount that varies over the course of the year based on seasonality and is subject to an overall limit of $120 million. The Loans will bear interest at a floating rate equal to a one month floating LIBOR index plus 80 basis points. The Credit Agreement permits the Company to make voluntary prepayments and commitment reductions without the payment of any prepayment fees upon proper notice and subject to minimum dollar amounts. The Credit Agreement contains certain representations and warranties, conditions, covenants and customary events of default.

The foregoing summary of the Amendment, the Credit Agreement and the RSAs does not purport to be complete and is qualified in its entirety by reference to (i) the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and (ii) the Credit Agreement and the RSAs, copies of which were filed with the U.S. Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K dated April 18, 2017.

The Lender and its affiliates have various relationships with the Company involving the provision of financial services from time to time, including other credit facilities with the Company and its affiliates, investment banking, cash management, equipment leasing and other services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2019

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer